EXHIBIT (10)I.(i)

                    MANAGEMENT CONTINUITY AGREEMENT


     The Amendment and Renewal of this Agreement is effective as of November 20, 1996 between FIRST OF AMERICA BANK CORPORATION, a
Michigan Corporation with an office at 211 S. Rose St., Kalamazoo, Michigan 49007 (the "Company") and

                    [EMPLOYEE NAME]

whose address is:   [ADDRESS]

(the "Officer")

                          W I T N E S S E T H
     WHEREAS, the Officer is employed by the Company as an officer of the Company with the title and salary current at the effective date of this Agreement as set forth in this Agreement; and

     WHEREAS, the Officer and the Company are parties to a Management Continuity Agreement effective February 15, 1995, and the Officer and the Company wish to amend and renew said Management Continuity
Agreement; and

     WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Officer regardless of a change in control of the Company; and

     WHEREAS, the Company is willing, in order to provide the Officer a measure of security with respect to his employment with the Company in the event of a change in control of the Company so that the Officer will be in a position to act with respect to a possible change in control of the Company in the best interests of First of America Bank Corporation and its shareholders, without concern as to the Officer's own financial security, and in order to induce the Officer to remain in employment with the Company, to agree that employment of the Officer shall be terminable only for cause for a limited period after a change in control of the Company.

     NOW, THEREFORE, the Company and the Officer agree as follows:


                               Section 1
                              Employment

     1.1 Term. The Company shall employ the Officer as Senior Vice President, First of America Bank Corporation and the Officer shall remain in employment with the Company for a period of five years from the effective date of this Agreement (the "Term") unless terminated prior to the expiration of the Term pursuant to Section 2.

     1.2 Compensation. As compensation for services provided to the Company by the Officer pursuant to this Agreement, the Company shall pay the Officer an annual base salary of $___________, which salary may be increased from time to time by the Company. The Officer shall also be eligible to actively participate in any other compensation and benefit plans generally available to executive employees of the Company of like grade and salary including, but not limited to, retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, incentive compensation plans, stock compensation plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans".

     1.3 Duties. The Officer shall perform such duties and functions as are assigned to him by the bylaws of the Company, as amended or restated, the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, or by an officer of more senior rank than the Officer. In the event of an actual or potential Change in Control (as defined in Section 2.9), the Officer shall perform his duties and functions in a manner that is consistent with the best interest of the Company and its shareholders, without regard to the effect that the potential or actual Change in


Control may have on the Officer personally.

     1.4 Duty of Loyalty. The Officer shall work full-time for the Company only, provided that:

          (a) he may also engage in charitable, civic and other similar activities;

          (b) with the consent of the Board of Directors or the Chief Executive Officer of the Company, he may serve as a director of a business organization not competing with the Company; and

          (c) he may make such investments and reinvestment in business activities as shall not require a substantial portion of his time.

     1.5 Duty Not to Disclose Confidential Information. The Officer acknowledges that his relationship with the Company is one of high trust and confidence, and that he has access to Confidential Information (as hereinafter defined) of the Company. The Officer shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer's duties. The duties contained in this paragraph shall be binding upon the Officer during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged.


                               Section 2
                              Termination

     2.1 Termination of Agreement. Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 2.5. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Officer.

     2.2 Termination by the Officer. The Officer may voluntarily terminate this Agreement by providing two weeks notice to the Company, in which event the Company shall have no further obligation to the Officer hereunder from the date of such termination and the Officer shall have no further obligation to the Company hereunder except the duty to not disclose Confidential Information in accordance with
Section 1.5. In the event the Officer's employment with the Company is terminated due to the Officer's death, the Company shall have no further obligation to the Officer, his heirs or legatees hereunder from the date of such termination, except to pay any benefits due under the Compensation and Benefit Plans and for a period of one year from the date of the Officer's death, to pay to the Officer's surviving spouse the salary payments described in Section 1.2, in the amount in effect on the Officer's date of death. In the event the Officer's employment with the Company is terminated due to the Officer's Permanent Disability, the Company shall have no further obligation to the Officer, hereunder from the date of such termination, except, for a period of six months from the date salary continuation payments under the Company's short term disability policy cease, to pay to the Officer the salary payments described in Section 1.2, in the amount in effect on the date the Officer becomes permanently disabled, but less the amount of any benefits received by the Officer during such period from the Company's long-term disability plan, to pay any other benefits due under the Compensation and Benefit Plans and for a period of one year from the date of the Officer's



Permanent Disability, to provide benefits to the Officer under the Company's dental and health plans.
     For purposes of this Agreement, the term "Permanent Disability" means a physical or mental condition of the Officer which:

          (a)  has continued uninterrupted for six months;

          (b)  is expected to continue indefinitely; and

          (c) is determined by the Company to render the Officer incapable of adequately performing his duties under
               Section 1.3 of this Agreement.


     2.3 Termination by the Company Without Cause. The Company may terminate this Agreement without cause prior to the Firm Term, by providing two weeks notice to the Officer. In such event, the Officer shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with
Section 1.5, and the Company shall have no further obligation to the Officer hereunder from the date of such termination except the obligation to pay any other benefits due under the Compensation and Benefit Plans.

     2.4  Termination by the Company With Cause.  During the Firm
Term, the Company may terminate this Agreement for Cause. For purposes of this Agreement, Cause shall mean;

          (a) the Officer's willful and material breach of the provisions of this Agreement, other than such breach resulting from incapacity due to physical or mental disability, after the Board of Directors of the Company delivers a written demand to cure such breach, which specifically identifies the manner in which the Board of Directors of the Company believes that the Officer has not substantially performed his duties, or

          (b) the Officer willfully engages in illegal conduct or gross misconduct which materially and demonstrably injures the Company.

For purposes of this determining whether "Cause" exists, no act or failure to act, on the Officer's part shall be considered "willful," unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief by the Officer that his action or omission was in the best interests of the Company. Any act or failure to act, based upon authority given pursuant to a resolution adopted by the Board of Directors of the Company, shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Company. The cessation of the Officer's employment shall not be deemed for "Cause," unless and until the Officer receives a copy of a resolution adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Company at a meeting of the Board of Directors of the Company called and held for such purpose (after reasonable notice is provided to the Officer and the Officer is given the opportunity, together with counsel, to be heard before the Board of Directors of the Company), finding that, in the good faith opinion of the Board of Directors of the Company, the Officer's termination is for Cause.

     In the event of the Officer's termination for Cause, the Company will have no further obligation to the Officer under the Agreement from the date of such termination.

     2.5 Termination Following Change in Control. In the event there is a Change in Control of the Company, as defined in Section 2.9, during the Term, and:

          (a) within the period commencing three months prior to the date of a Change in Control and ending two years following the date of the Change in Control (the "Firm Term"), the Officer's employment hereunder is terminated by the Company other than for Cause, as defined in Section 2.4;



          (b) within the Firm Term, the Officer resigns from his employment hereunder upon thirty days written notice given to the Company within thirty days following a material change in the Officer's title, authorities or duties, in effect immediately prior to the Change in Control, a reduction in the compensation or a reduction in benefits provided pursuant to this Agreement or the Compensation and Benefit Plans below the amount of compensation and benefits in effect immediately prior to the Change in Control, or a change of the Officer's principal place of employment without his consent to a city different from the city which is the principal place of the Officer's employment immediately prior to the Change in Control, or

          (c) the Officer voluntarily terminates his employment with the Company during the thirty day period immediately following the first anniversary of the Change in Control,

then the Officer shall be entitled to receive the compensation and benefits described in Section 2.6. The date of the Officer's termination of employment under subsection (a), (b) or (c) shall be referred to in this Agreement as the "Termination Date."

     2.6 Change in Control Severance Payments. Upon any of the events described in Section 2.5, the Company shall pay the Officer compensation and benefits for the three year period immediately following the Termination Date (the "Continuation Period"), as follows:

          (a) during the Continuation Period, the Officer shall (i) continue to receive salary under Section 1.2 at the greater of the rate in effect at the Termination Date or the rate in effect immediately prior to the Change in Control, and (ii) continue to actively participate in the Compensation and Benefit Plans, except as otherwise provided below, that he actively participated in as of the Termination Date as though he continued in the employment of the Company (without regard to any amendment or termination of the Compensation and Benefit Plans made on or after the date of a Change in Control); provided, however, that any benefit to be provided by a Compensation and Benefit Plan may be provided by the Company through cash of equivalent value or through a non-qualified arrangement or arrangements if, in the judgment of the Company, permitting the Officer to participate in such plan after the Termination Date would adversely affect the tax status of such plan; and

          (b) the Officer shall receive a lump sum payment within thirty days after the Termination Date equal to the product of three and the greatest of the Officer's target annual incentive award (expressed as a dollar value) under the Company's Annual Incentive Compensation Plan (the "Annual Target Award") as of the Termination Date, the Annual Target Award as of the date of the Change in Control, or the Officer's annual target incentive award (expressed as a dollar value) under any annual incentive compensation plan of the Company's successor; and

          (c) the Officer shall receive a lump sum payment within thirty days after the Termination Date equal to the Officer's target long term incentive award (expressed as a dollar value and based on the greater of the Officer's Salary as of the date of the Change in Control, or as of the Termination Date), if any, under the Company's Long Term Incentive Compensation Plan, or if greater, the Officer's target award under any long term incentive plan of the Company's successor, for the performance period ending in the fiscal year in which the Termination Date occurs; and



          (d) during the Continuation Period, the Officer shall not participate in the Company's Employees' Stock Compensation Plan, except that options giving the Officer the right to purchase any stock of the Company or any affiliate of the Company and shares of restricted stock, which had been granted prior to the Officer's Termination Date, shall, to the extent provided for by the terms and conditions of the Employees' Stock Compensation Plan, and any agreements between the Company and the Officer thereunder, become immediately and fully exercisable (or, in the case of restricted stock shares, become nonforfeitable) or shall be paid in the form of limited stock appreciation rights.

     The payments described in this Section 2.6 shall be in addition to any salary payments or Compensation and Benefit Plan payments due to the Officer as of the Termination Date.
     The Company's obligation to make payments under this Section 2.6 shall not be affected by the earnings or any other income of the Officer, except to the extent provided in the non-compete provisions contained in Section 2.7. To the extent benefits to be provided pursuant to this Section 2.6 are determined on the basis of the Officer's compensation, the compensation to be used to determine such benefits after the Officer's Termination Date shall be the greater of the Officer's compensation used to determine such benefits immediately prior to the Change in Control or the Officer's compensation used to determine such benefits immediately prior to the Officer's Termination Date. The Officer's compensation, which is used to determine benefits under this Section 2.6, shall be assumed to have continued for the entire Continuation Period, regardless of whether such payments are paid in a lump-sum payment pursuant to this Agreement or an election of the Officer. To the extent that benefits to be provided by the Company pursuant to this Section 2.6 are matching contributions pursuant to the Company Reserve Plus Retirement Savings Plan or Supplemental Savings Plan, the amount of matching contributions to be paid by the Company in any year following the date of the Officer's Termination Date shall be the greater of the amount of the matching contribution made by the Company for the most recent plan year that ended prior to the Change in Control or the amount of matching contributions made by the Company for the most recent plan year that ended prior to the Officer's Termination Date. To the extent benefits payable pursuant to this Section 2.6 are determined by reference to the Officer's years of service with the Company, such as the determination of the Officer's accrued benefits under the Company's qualified or non-qualified retirement plans, such years of service shall be determined by including years that occur during the Continuation Period, regardless of whether the Officer elects to receive salary payments payable to him in a lump-sum payment pursuant to Section 2.8 of this Agreement. In addition, to the extent the Officer is less than 100% vested in any benefits provided by the Compensation and Benefit Plans, he shall become 100% vested upon his Termination Date.
     For purposes of determining an Officer's right under this Section
2.6 to accrue benefits during the Continuation Period under the Company Employees' Retirement Plan, Supplemental Retirement Plan and Excess Benefit Plan, the Officer's accrued benefits (including early retirement subsidies) shall be calculated by taking into account the years of service that the Officer would have accrued during the Continuation Period, the Officer's compensation, as such term is defined in the Company Employees' Retirement Plan ("Retirement Compensation"), payable for the Continuation Period and the retirement points that the Officer would have accumulated under the Company Employees' Retirement Plan based on the Officer's projected age and years of service at the end of the Continuation Period. The benefit accrued pursuant to this Section 2.6 shall include both the additional benefit, based on the service, Retirement Compensation, and retirement points that are credited during the Continuation Period, and the increase in the retirement benefits accrued prior to the Continuation Period due to the crediting of additional service, Retirement Compensation and retirement points during the Continuation Period.
All of the retirement benefits accrued pursuant to this Section 2.6 shall be paid in a single, lump-sum payment, pursuant to Section 2.8 of this Agreement.



     In addition to any cash equivalency payment or medical benefit coverage provided to the Officer for the Continuation Period, the Officer shall also be eligible to receive a lump-sum cash payment equal to the difference between the amount of retiree medical premium payments that would be paid by the Company until the Officer's attainment of age 65 under the Company Employees' Health Care Plan, as in effect immediately prior to the Change in Control (the "Health Care Plan"), based on the Officer's age and years of service on the date of the Officer's Termination Date, and the amount of such premium payments that would have been paid under the Health Care Plan based on the projected age and years of service of the Officer through the end of the Continuation Period. If, after taking into consideration the Officer's projected age and years of service through the end of the Continuation Period, the Officer would not have been entitled to Company paid retiree medical premium payments, but the Officer would have completed five or more years of service with the Company and attained age 55 (thereby making the Officer eligible for retiree medical coverage under the Health Care Plan), then the lump-sum payment shall be calculated by assuming that the Company would have paid 25% of the cost of retiree medical premium payments until the Officer's attainment of age 65. For purposes of determining the amount of any lump-sum payment to the Officer under this paragraph, amounts that the Company would have paid for retiree medical premium payments shall be determined by assuming that the Company's Health Care Plan premium costs would increase at the rate of 7% per year.
For purposes of determining the lump-sum payment of retiree medical premium payments and cash equivalency or medical benefit coverage to be provided to the Officer during the Continuation Period, such amounts or benefits shall include coverage for the Officer's spouse, provided that the Officer's spouse was covered by the Health Care Plan immediately prior to the Change in Control.

     2.7 Non-Compete Provisions. In the event of the Officer's termination of employment following a Change in Control, and the Officer becomes entitled to compensation and benefit payments under
Section 2.6 of this Agreement, the Officer agrees not to compete with the Company, pursuant to the following terms and conditions.
     For a period of eighteen months following the Termination Date, the Officer shall not engage in any employment activity or directly or indirectly own (except for passive investments in which the Officer owns less than a 5% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner with the ownership, operation or control of any business that provides commercial, retail or mortgage lending services or sells financial products or services, which are competitive with or substantially similar to the commercial, retail, mortgage, trust, investment or insurance services or products of the Company, its subsidiaries and other affiliates, at any location in the United States of America. If any court shall determine that the duration or geographical limit of any restriction contained in this covenant not to compete (the "Covenant") is unenforceable under applicable law, this Covenant shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of the Covenant in the jurisdiction of the Court that has made such determination.

     Other than amendments that are deemed to be made pursuant to the preceding paragraph of this Agreement, no change or modification of this Covenant shall be valid unless the same be in writing and signed by the Company and Officer.

     Upon a breach by Officer of this Covenant, the Company shall be entitled to recover, as liquidated damages, one and one-half times the greater of the Officer's annual base salary in effect on the date of the Termination Date or the Officer's base salary in effect immediately prior to the date of the Change in Control. This amount shall be deducted from the payments due to the Officer pursuant to
Section 2.6 of this Agreement. In the event that all payments pursuant to Section 2.6 have been made to the Officer, the Officer shall pay the aforementioned amount to the Company.

     If any legal action or proceeding is brought for the enforcement of this Covenant, or because of an alleged dispute, breach, default or misrepresentation in connection with this Covenant, the successful or prevailing party in such action shall be entitled to recover



reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

     2.8 Timing of Payments. All salary payments to be made by the Company pursuant to Section 2.6 shall be made in monthly installments during the Continuation Period, on the first day of each month following the Officer's Termination Date. Notwithstanding the foregoing, by an election in writing and delivered to the Company at least thirty days prior to the Firm Term, the Officer may elect to receive any or all such salary payments in a single lump-sum payment, payable within thirty days following the Termination Date. All other payments to be made in cash pursuant to Section 2.6 shall be paid in a single lump-sum payment, payable within thirty days following the Officer's Termination Date. Any lump-sum payment to be made to the Officer shall be equal to the present value of the payments otherwise payable to the Officer, using an interest rate assumption equal to the annual, short-term, adjusted applicable federal interest rate, as determined for the month during which the lump-sum payment is made pursuant to Section 1274(d) of the Internal Revenue Code of 1986 (the "Code"), except that the lump-sum payment of any non-qualified retirement benefit (other than benefits from the Company Supplemental Savings Plan or Reserve Plus Retirement Savings Plan) payable to the Officer shall be calculated pursuant to the actuarial assumptions of the Company Employees' Retirement Plan in effect on the date of the Change in Control. The Company shall withhold any applicable taxes from any amounts payable to the Officer pursuant to this Agreement, which the Company determines, in good faith, it is required to withhold pursuant to applicable law.

     2.9  Change in Control Defined.  A Change in Control of the
Company shall have occurred:

          (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

               (i)  after giving effect to such offer such
                    corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

               (ii) there shall have been filed documents with the
                    Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

               (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

          (b) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other that the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

          (c) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing 25% or more of the Voting Stock of the Company; or

          (d)  if during any period of two consecutive years
               Continuing Directors cease to comprise a majority of the Company's Board of Directors.



          The term "Continuing Director" means:

          (a) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

          (b) any person who subsequently becomes a member of the Board of Directors of the Company; if

               (i) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

               (ii) such person is included as a nominee in a proxy
                    statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

          "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

     2.10 Obligation to Reimburse for Taxes. The Company shall not be obligated to reimburse the Officer due to the Officer's liability to pay any applicable federal, state or local income or employment taxes which result from any payments made pursuant to this Agreement. Notwithstanding the foregoing, in the event it shall be determined that any payment by the Company to or for the benefit of the Officer (whether paid or payable pursuant to the terms of this Agreement, but determined without regard to any additional payments required by this
Section 2.10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Officer with respect to such excise tax (such excise tax, together with any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then the Officer shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Officer of all taxes
(including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Officer retains an amount of the Gross-Up payment equal to the Excise Tax imposed upon the Payments.
     Subject to the remaining provisions of Section 2.10, all determinations required to be made under this Section 2.10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall by made by KPMG Peat Marwick or such other certified public accounting firm that may be designated by the Company, and agreed to by the Officer (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Section 2.10, shall be paid by the Company to the Officer within thirty days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Officer. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to provisions of this Section 2.10 below, and the Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer.
     The Officer shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Officer is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Officer shall not pay such claim prior to the expiration of the thirty day period following the date on which he gives such notice to the Company (or such shorter




period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall:

          (a) give the Company any information reasonably requested by the Company relating to such claim,

          (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company,

          (c) cooperate with the Company in good faith in order to effectively contest such claim, and

          (d) permit the Company to participate in any proceedings relating to such claim,

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Officer to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Officer, on an interest-free basis and shall indemnify and hold the Officer harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
     If, after the receipt by the Officer of any amount advanced by the Company pursuant to the preceding paragraph, the Officer becomes entitled to receive any refund with respect to such claim, the Officer shall (subject to the Company's complying with the requirements of the preceding paragraph) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Officer of an amount advanced by the Company pursuant to the preceding paragraph, a determination is made that the Officer shall not be entitled to any refund with respect to such claim and the Company does not notify the Officer in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     2.11 Officer's Costs of Enforcement. The Company shall pay all expenses of the Officer, including but not limited to attorney fees, incurred in enforcing payments by the Company pursuant to this Agreement.
                               Section 3
                             Miscellaneous



     3.1 Assignment of Officer's Rights The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

     3.2 Agreements Binding on Successors. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

     3.3 Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at his or its address as set forth above, or to such other address of which either the Officer or the Company shall notify the other in writing.

     3.4 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Officer or the Company.

     3.5 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes the Management Continuity Agreement between the Officer and the Company, which was effective February 15, 1995. It may be modified or amended only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

     3.6 Severability of Provisions. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

     3.7 Governing Law. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                              _________________________________
                              Officer


                              FIRST OF AMERICA BANK CORPORATION
Attest:

_____________________________      By:  ______________________________
Secretary
                                   Its: ______________________________




                                                    EXHIBIT (10)I.(ii)

                    MANAGEMENT CONTINUITY AGREEMENT


     This Agreement is effective as of November 24, 1997 between FIRST OF AMERICA BANK [CORPORATION/[SUBSIDIARY NAME]], a Michigan
Corporation with an office at 211 S. Rose St., Kalamazoo, Michigan 49007 (the "Company") and

                         [EMPLOYEE NAME]

whose address is:        [ADDRESS]

(the "Employee")

                          W I T N E S S E T H

     WHEREAS, the Employee is employed by the Company with the salary current at the effective date of this Agreement as set forth in this Agreement; and

     WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Employee regardless of a change in control of the Company; and

     WHEREAS, the Company is willing, in order to provide the Employee a measure of security with respect to his employment with the Company in the event of a change in control of the Company so that the Employee will be in a position to act with respect to a possible change in control of the Company in the best interests of First of America Bank Corporation and its shareholders, without concern as to the Employee's own financial security, and in order to induce the Employee to remain in employment with the Company, to agree that employment of the Employee shall be terminable only for cause for a limited period after a change in control of the Company.


     NOW, THEREFORE, the Company and the Employee agree as follows:


                               Section 1
                              Employment

     1.1 Term. The Company shall employ the Employee and the Employee shall remain in employment with the Company for a period of three years from the effective date of this Agreement (the "Term") unless terminated prior to the expiration of the Term pursuant to
Section 2.

     1.2 Compensation. As compensation for services provided to the Company by the Employee pursuant to this Agreement, the Company shall pay the Employee an annual base salary of $__________, which salary may be increased from time to time by the Company. The Employee shall also be eligible to actively participate in any other compensation and benefit plans generally available to executive employees of the Company of like grade and salary including, but not limited to, retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, incentive compensation plans, stock compensation plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans".

     1.3 Duties. The Employee shall perform such duties and functions as are assigned to him by the bylaws of the Company, as amended or restated, the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, or by a manager of more senior rank than the Employee. In the event of an actual or potential Change in Control (as defined in Section 2.9), the Employee shall perform his duties and functions in a manner that is consistent with the best interest of the Company and its shareholders, without regard to the effect that the potential or actual Change in Control may have on the Employee personally.

     1.4  Duty of Loyalty.  The Employee shall work full-time for the


Company only, provided that:

          (a) he may also engage in charitable, civic and other similar activities;

          (b) with the consent of the Board of Directors, the Chief Executive Officer of the Company or an Executive Vice President of the Company he may serve as a director of a business organization not competing with the Company; and

          (c) he may make such investments and reinvestment in business activities as shall not require a substantial portion of his time.

     1.5 Duty Not to Disclose Confidential Information. The Employee acknowledges that his relationship with the Company is one of high trust and confidence, and that he has access to Confidential Information (as hereinafter defined) of the Company. The Employee shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Employee's duties. The duties contained in this paragraph shall be binding upon the Employee during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Employee, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged.


                               Section 2
                              Termination

     2.1 Termination of Agreement. Unless sooner terminated by the Employee or the Company in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 2.5. The Employee may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Employee.

     2.2 Termination by the Employee. The Employee may voluntarily terminate this Agreement by providing two weeks notice to the Company, in which event the Company shall have no further obligation to the Employee hereunder from the date of such termination and the Employee shall have no further obligation to the Company hereunder except the duty to not disclose Confidential Information in accordance with
Section 1.5. In the event the Employee's employment with the Company is terminated due to the Employee's Permanent Disability or death, the Company shall have no further obligation to the Employee, his heirs or legatees hereunder from the date of such termination, except to pay any benefits due under the Compensation and Benefit Plans.

     For purposes of this Agreement, the term "Permanent Disability" means a physical or mental condition of the Employee which:

          (a)  has continued uninterrupted for six months;

          (b)  is expected to continue indefinitely; and

          (c) is determined by the Company to render the Employee incapable of adequately performing his duties under
               Section 1.3 of this Agreement.

     2.3 Termination by the Company Without Cause. The Company may terminate this Agreement without cause prior to the Firm Term, by providing two weeks notice to the Employee. In such event, the


Employee shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with Section 1.5, and the Company shall have no further obligation to the Employee hereunder from the date of such termination except the obligation to pay any other benefits due under the Compensation and Benefit Plans. Notwithstanding the foregoing, the Employee may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Employee.

     2.4  Termination by the Company With Cause.    During the Firm
Term, the Company may terminate this Agreement for Cause. For purposes of this Agreement, Cause shall mean;

          (a) the Employee's willful and material breach of the provisions of this Agreement, other than such breach resulting from incapacity due to physical or mental disability, after the Board of Directors or the Chief Executive Officer of the Company delivers a written demand to cure such breach, which specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Employee has not substantially performed his duties, or

          (b) the Employee willfully engages in illegal conduct or gross misconduct which materially and demonstrably injures the Company.
For purposes of determining whether "Cause" exists, no act or failure to act, on the Employee's part shall be considered "willful," unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief by the Employee that his action or omission was in the best interests of the Company. Any act or failure to act, based upon authority given pursuant to a resolution adopted by the Board of Directors, or upon the instructions of the Chief Executive Officer of the Company, shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of the Employee's employment shall not be deemed for "Cause," unless and until the Employee receives written notice from the Chief Executive Officer of the Company.

     In the event of the Employee's termination for Cause, the Company will have no further obligation to the Employee under the Agreement from the date of such termination.

     2.5 Termination Following Change in Control. In the event there is a Change in Control of the Company, as defined in Section 2.9, during the Term, and:

          (a) within the period commencing three months prior to the date of a Change in Control and ending two years following the date of the Change in Control (the "Firm Term"), the Employee's employment hereunder is terminated by the Company other than for Cause, as defined in Section 2.4;

          (b) within the Firm Term, the Employee resigns from his employment hereunder upon thirty days written notice given to the Company within thirty days following a material change in the Employee's authorities or duties in effect immediately prior to the Change in Control, a reduction in the compensation or a reduction in benefits provided pursuant to this Agreement or the Compensation and Benefit Plans below the amount of compensation and benefits in effect immediately prior to the Change in Control, or a change of the Employee's principal place of employment without his consent to a city different from the city which is the principal place of the Employee's employment immediately prior to the Change in Control, or

          (c) the Employee voluntarily terminates his employment with the Company during the thirty day period immediately following the first anniversary of the Change in Control,

then the Employee shall be entitled to receive the compensation and benefits described in Section 2.6. The date of the Employee's


termination of employment under subsection (a), (b) or (c) shall be referred to in this Agreement as the "Termination Date."

     2.6 Change in Control Severance Payments. Upon any of the events described in Section 2.5, the Company shall pay the Employee compensation and benefits for the eighteen month period immediately following the Termination Date (the "Continuation Period"), as follows:

          (a) during the Continuation Period, the Employee shall (i) continue to receive salary under Section 1.2 at the greater of the rate in effect at the Termination Date or the rate in effect immediately prior to the Change in Control, and (ii) continue to actively participate in the Compensation and Benefit Plans, except as otherwise provided below, that he actively participated in as of the Termination Date as though he continued in the employment of the Company (without regard to any amendment or termination of the Compensation and Benefit Plans made on or after the date of a Change in Control); provided, however, that any benefit to be provided by a Compensation and Benefit Plan may be provided by the Company through cash of equivalent value or through a nonqualified arrangement or arrangements if, in the judgment of the Company, permitting the Employee to participate in such plan after the Termination Date would adversely affect the tax status of such plan; and provided further, that the Employee shall not continue to accrue benefits in or be entitled to contributions to, or receive the cash equivalent of benefit accruals in or contributions to any Employee Pension Plan, as defined by Section 3(2) of the Employee Retirement Income Security Act of 1974, maintained by the Company, except to the extent that an additional benefit accrual or contribution is attributable to service prior to the Continuation Period; and provided further that the Employee shall not accrue any right to retiree medical coverage other than such rights, if any, that the Employee has as of the Employee's Termination Date; and

          (b) the Employee shall receive a lump sum payment within thirty days after the Termination Date equal to the product of one and one-half (1 1/2) and the greatest of the Employee's target annual incentive award (expressed as a dollar value) under the Company's Annual Incentive Compensation Plan (the "Annual Target Award") as of the Termination Date, the Annual Target Award as of the date of the Change in Control, or the Employee's annual target incentive award (expressed as a dollar value) under any annual incentive compensation plan of the Company's successor; and

          (c) the Employee shall receive a lump sum payment within thirty days after the Termination Date equal to the Employee's target long term incentive award (expressed as a dollar value and based on the greater of the Employee's Salary as of the date of the Change in Control, or as of the Termination Date), if any, under the Company's Long Term Incentive Compensation Plan, or if greater, the Employee's target award under any long term incentive plan of the Company's successor, for the performance period ending in the fiscal year in which the Termination Date occurs; and

          (d) during the Continuation Period, the Employee shall not participate in the Company's Stock Compensation Plan, except that options giving the Employee the right to purchase any stock of the Company or any affiliate of the Company, which had been granted prior to the Employee's Termination Date, shall, to the extent provided for by the terms and conditions of the Employees' Stock Compensation Plan, and any agreements between the Company and the Employee thereunder, become immediately and fully exercisable or shall be paid in the form of limited stock appreciation rights.

     The payments described in this Section 2.6 shall be in addition


to any salary payments or Compensation and Benefit Plan payments due to the Employee as of the Termination Date.
     The Company's obligation to make payments under this Section 2.6 shall not be affected by the earnings or any other income of the Employee, except to the extent provided in the non-compete provisions contained in Section 2.7. To the extent benefits to be provided pursuant to this Section 2.6 are determined on the basis of the Employee's compensation, the compensation to be used to determine such benefits after the Employee's Termination Date shall be the greater of the Employee's compensation used to determine such benefits immediately prior to the Change in Control or the Employee's compensation used to determine such benefits immediately prior to the Employee's Termination Date. The Employee's compensation, which is used to determine benefits under this Section 2.6, shall be assumed to have continued for the entire Continuation Period, regardless of whether such payments are paid in a lump-sum payment pursuant to this Agreement or an election of the Employee. In addition, to the extent the Employee is less than 100% vested in any benefits provided by the Compensation and Benefit Plans, he shall become 100% vested upon his Termination Date.

     2.7 Non-Compete Provisions. In the event of the Employee's termination of employment following a Change in Control, and the Employee becomes entitled to compensation and benefit payments under
Section 2.6 of this Agreement, the Employee agrees not to compete with the Company, pursuant to the following terms and conditions.

     For a period of nine months following the Termination Date, the Employee shall not engage in any employment activity or directly or indirectly own (except for passive investments in which the Employee owns less than a 5% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner with the ownership, operation or control of any business that provides commercial, retail or mortgage lending services or sells financial products or services, which are competitive with or substantially similar to the commercial, retail, mortgage, trust, investment or insurance services or products of the Company, its subsidiaries and other affiliates, at any location in the States of Michigan, Indiana and Illinois. If any court shall determine that the duration or geographical limit of any restriction contained in this covenant not to compete (the "Covenant") is unenforceable under applicable law, this Covenant shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of the Covenant in the jurisdiction of the Court that has made such determination.

     Other than amendments that are deemed to be made pursuant to the preceding paragraph of this Agreement, no change or modification of this Covenant shall be valid unless the same be in writing and signed by the Company and Employee.
     Upon a breach by Employee of this Covenant, the Company shall be entitled to recover, as liquidated damages, three-fourths (3/4) times the greater of the Employee's annual base salary in effect on the date of the Termination Date or the Employee's base salary in effect immediately prior to the date of the Change in Control. This amount shall be deducted from the payments due to the Employee pursuant to
Section 2.6 of this Agreement. In the event that all payments pursuant to Section 2.6 have been made to the Employee, the Employee shall pay the aforementioned amount to the Company.

     If any legal action or proceeding is brought for the enforcement of this Covenant, or because of an alleged dispute, breach, default or misrepresentation in connection with this Covenant, the successful or prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

     2.8 Timing of Payments. All salary payments to be made by the Company pursuant to Section 2.6 shall be made in monthly installments during the Continuation Period, on the first day of each month following the Employee's Termination Date. Notwithstanding the foregoing, by an election in writing and delivered to the Company at least thirty days prior to the Firm Term, the Employee may elect to receive any or all such salary payments in a single lump-sum payment, payable within thirty days following the Termination Date. All other payments to be made in cash pursuant to Section 2.6 shall be paid in a single lump-sum payment, payable within thirty days following the


Employee's Termination Date. Any lump-sum payment to be made to the Employee pursuant to this Agreement shall be equal to the present value of the payments otherwise payable to the Employee, using an interest rate assumption equal to the annual, short-term, adjusted applicable federal interest rate, as determined for the month during which the lump-sum payment is made pursuant to Section 1274(d) of the Internal Revenue Code of 1986 (the "Code"). The Company shall withhold any applicable taxes from any amounts payable to the Employee pursuant to this Agreement, which the Company determines, in good faith, it is required to withhold pursuant to applicable law.

     2.9  Change in Control Defined.  A Change in Control of the
Company shall have occurred:

          (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

               (i)  after giving effect to such offer such
                    corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

               (ii) there shall have been filed documents with the
                    Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

               (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

          (b) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other that the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

          (c) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing 25% or more of the Voting Stock of the Company; or

          (d)  if during any period of two consecutive years
               Continuing Directors cease to comprise a majority of the Company's Board of Directors.

          The term "Continuing Director" means:

          (a) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

          (b) any person who subsequently becomes a member of the Board of Directors of the Company; if

               (i) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

               (ii) such person is included as a nominee in a proxy
                    statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.


          "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

     2.10 Obligation to Reimburse for Taxes. The Company shall not be obligated to reimburse the Employee due to the Employee's liability to pay any applicable federal, state or local income, employment or excise taxes which result from any payments made pursuant to this Agreement.

     2.11 Employee's Costs of Enforcement. The Company shall pay all expenses of the Employee, including but not limited to attorney fees, incurred in enforcing payments by the Company pursuant to this Agreement.

     2.12 Reduction of Salary Payments. If payments or benefits under this Agreement, after taking into account all other payments or benefits to which the Employee is entitled from the Company, and which are in whole or in part considered contingent upon a Change in Control, are expected to result in an excise tax to the Employee or the loss of certain tax deductions by the Company by reason of Sections 280G and 4999 of the Internal Revenue Code of 1986 or any successor provisions to those Sections, salary payments under Section 2.6(a) shall be reduced by the least amount required to avoid such excise tax and loss of deductions unless the failure to reduce such salary payments would be financially beneficial to the Employee. The failure to reduce such salary payments will be financially beneficial to the Employee if it results in an after-tax value to the Employee of all payments and benefits referenced in the preceding sentence, despite the application of the excise tax and income tax, which value is greater than the after-tax value the Employee would realize if salary payments were reduced to avoid the application of the excise tax. If the Employee and the Company shall disagree as to whether a payment under this Agreement could result in the loss of a deduction, the matter shall be resolved by an opinion of KPMG Peat Marwick, or if KPMG Peat Marwick is unable to provide such an opinion, another accounting firm selected by the Company. The accounting firm's opinion need not be unqualified. The accounting firm shall determine the base amount of and excess parachute payments payable to the Employee, as such terms are defined by Section 280G of the Code or its successor. The accounting firm's opinion shall be based on these determinations. The Company shall pay the fees and expenses of such accounting firm, and shall make available such information as may be reasonably requested by such accounting firm to prepare the opinion. If the maximum amount payable to the Employee pursuant to this Section
2.12 cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable, and shall pay the remaining amount as soon as practicable after such remaining amount is determined.


                               Section 3
                             Miscellaneous

     3.1 Assignment of Employee's Rights The Employee may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Employee hereunder shall be subject to the claims of creditors of the Employee.

     3.2 Agreements Binding on Successors. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

     3.3 Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Employee or the Company at his or its address as set forth above, or to such other address of which either the Employee or the Company shall notify the other in writing.

     3.4 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Employee or the Company.

     3.5 Entire Agreement. This Agreement contains the entire understanding of the parties. It may be modified or amended only by


an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

     3.6 Severability of Provisions. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

     3.7 Governing Law. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                             _________________________
                                             Employee


                         FIRST OF AMERICA BANK
                    [CORPORATION/SUBSIDIARY NAME]


Attest:

________________________________        By:  _________________________
Secretary
                                        Its: _________________________